Exhibit 99.1
MeridianLink® Reports Second Quarter 2023 Results
Revenue of $75.4 million grows 3% year-over-year driven by lending software solutions revenue of $55.8 million growing 8% year-over-year

COSTA MESA, Calif., August 1, 2023 — MeridianLink, Inc. (NYSE: MLNK), a leading provider of modern software platforms for financial institutions and consumer reporting agencies, today announced financial results for the second quarter ended June 30, 2023.
“We experienced strong demand for our software solutions in Q2, with solid bookings momentum and successful services delivery, both in-line with our strategic investment in our Go-To-Market engine and Services capabilities,” said Nicolaas Vlok, chief executive officer of MeridianLink. “Given the power of our configurable digital lending platform, we see customers continuing to choose MeridianLink® One to accelerate growth and best position their businesses to win.”

Quarterly Financial Highlights:
•Revenue of $75.4 million, an increase of 3% year-over-year
•Lending software solutions revenue of $55.8 million, an increase of 8% year-over-year
•Operating income of $1.5 million, or 2% of revenue, and Non-GAAP operating income of $11.9 million, or 16% of revenue
•Net loss of $(5.2) million, or (7)% of revenue, and Adjusted EBITDA of $27.1 million, or 36% of revenue
•Cash flows from operations of $61.1 million and free cash flow of $51.4 million, in each case for the last twelve month period

Business and Operating Highlights:
•Revenue of $75.4 million for the quarter included a one-time $2.3 million reduction in revenue related to a commercial dispute of a contract acquired through a past acquisition. Without this reduction, MeridianLink’s quarterly revenue would have been $77.7 million, growing 6% year-over-year and in-line with our guidance.
•MeridianLink propelled the cross-sell momentum of MeridianLink One, signing fourteen MeridianLink® Consumer customers on to our MeridianLink® Mortgage solution in the first half of the year.
•The Company announced the go-live of Space Coast Credit Union, the third largest credit union in Florida, on MeridianLink® Insight, our business intelligence tool. As a result, instant approvals at Space Coast Credit Union increased by over 25% and approximately 95% of all loan applications are now processed and decided within one day.
•MeridianLink won its largest new logo platform customer in the last twelve months with a credit union looking to supercharge growth across their portfolio with the purchase of MeridianLink® Consumer, Opening, Auto, Home Equity, and Business.
•The Company improved the innovative functionality of MeridianLink One by enhancing its Advanced Decisioning capabilities, adding a digital banking integration with MeridianLink® Engage, and automating loan and account cross-selling.
•MeridianLink added a partner integration with PortX to rapidly integrate with other core providers, which accelerates our customers’ end-to-end lending process, driving automation for the lender and faster decisioning for the consumer.

Business Outlook
Based on information as of today, August 1, 2023, the Company issues third quarter financial guidance and updates full year 2023 financial guidance as follows:

Third Quarter Fiscal 2023:
•Revenue is expected to be in the range of $76.0 million to $78.0 million
•Adjusted EBITDA is expected to be in the range of $27.0 million to $29.0 million

Full Year 2023:
•Revenue is expected to be in the range of $302.0 million to $306.0 million
•Adjusted EBITDA is expected to be in the range of $104.0 million to $108.0 million

Conference Call Information
MeridianLink will hold a conference call to discuss our second quarter results today, August 1, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call can be accessed by dialing (888) 259-6580 from North America toll-free or the International number of (416) 764-8624 with Conference ID 93721775. A live webcast of the conference call can be accessed from the investor relations page of MeridianLink’s website at ir.meridianlink.com. An archived replay of the webcast will be available at the same website following the conclusion of the call. A telephonic replay will be available until 8:59 p.m. Pacific Time (11:59 p.m. Eastern Time) on Tuesday, August 8, 2023, by dialing (877) 674-7070 from North America or the International number of (416) 764-8692 with Playback Passcode 721775.
For More Information:

Press Contact
Becky Frost
(714) 784-5839
becky.frost@meridianlink.com

Investor Relations Contact
Gianna Rotellini
(714) 332-6357
InvestorRelations@meridianlink.com

About MeridianLink

MeridianLink® (NYSE: MLNK), headquartered in Costa Mesa, California, powers digital lending and account opening for financial institutions and provides data verification solutions for consumer reporting agencies. MeridianLink’s scalable, cloud-based platforms help customers build deeper relationships with consumers through data-driven, personalized experiences across the entire lending life cycle.

MeridianLink enables customers to accelerate revenue growth, reduce risk, and exceed consumer expectations through seamless digital experiences. Its partner marketplace supports hundreds of integrations for tailored innovation. For more than 20 years, MeridianLink has prioritized the democratization of lending for consumers, businesses, and communities.

Learn more at www.meridianlink.com.

Operational Measures Definitions
We reference bookings, which is an internal operational measure of the business. Bookings is defined as the total of the minimum annual contracted value for newly sold capabilities of our software-as-a-service, or SaaS, products over a given time period, inclusive of any corresponding vendor fees owed to Third Parties.

Non-GAAP Financial Measures

To supplement the financial measures presented in accordance with generally accepted accounting principles, or GAAP, we provide certain non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin; non-GAAP operating income (loss); non-GAAP net income (loss); non-GAAP cost of revenue; non-GAAP sales and marketing expenses; non-GAAP research and development expenses; non-GAAP general and administrative expenses; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Rather, we believe that these non-GAAP financial measures, when viewed in addition to and not in lieu of our reported GAAP financial results, provide investors with additional meaningful information to assess our financial performance and trends, enable comparison of financial results between periods, and allow for greater transparency with respect to key metrics utilized internally in analyzing and operating our business. The following definitions are provided:
•Non-GAAP operating income (loss): GAAP operating income (loss), excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, restructuring related costs, and sponsor and third-party acquisition-related costs.

•Non-GAAP net income (loss): GAAP net income (loss), excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, restructuring related costs, sponsor and third-party acquisition-related costs, and the effect of income taxes on non-GAAP items. The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 24%.

The Company employs a structural long-term projected non-GAAP income tax rate of 24% for greater consistency across reporting periods, eliminating effects of items not directly related to the Company's operating structure that may vary in size and frequency. This long-term projected non-GAAP income tax rate is determined by analyzing a mix of historical and projected tax filing positions, assumes no additional acquisitions during the projection period, and takes into account various factors, including the Company’s anticipated tax structure, its tax positions in different jurisdictions, and current impacts from key U.S. legislation where the Company operates. We will reevaluate this tax rate, as necessary, for significant events such as significant alterations in the U.S. tax environment, substantial changes in the Company’s geographic earnings mix due to acquisition activity, or other shifts in the Company’s strategy or business operations.

•Adjusted EBITDA: net income (loss) before interest expense, taxes, depreciation and amortization, share-based compensation expense, employer payroll taxes on employee stock transactions, restructuring related costs, sponsor and third-party acquisition related costs, and deferred revenue reductions from purchase accounting for acquisitions prior to the adoption of ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which we early adopted on January 1, 2022 on a prospective basis. As of June 30, 2023, the remaining deferred revenue from acquisitions prior to the adoption of ASU 2021-08 was less than $0.1 million, which will be recognized on a straight line basis through December 31, 2023.

•Non-GAAP cost of revenue: GAAP cost of revenue, excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, and amortization of developed technology.

•Non-GAAP operating expenses: GAAP operating expenses, excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, and depreciation and amortization, as applicable.

•Free cash flow: GAAP cash flow from operating activities less GAAP purchases of property and equipment (Capital Expenditures) and capitalized costs related to developed technology (Capitalized Software).
Reconciliations to comparable GAAP financial measures are available in the accompanying schedules, which are posted as part of this earnings release on our website. No reconciliation is provided with respect to certain forward-looking non-GAAP financial measures as the GAAP measures are not accessible on a forward-looking basis. We cannot reliably predict all necessary components or their impact to reconcile such financial measures without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a significant impact on our future GAAP financial results.

Forward-Looking Statements

This release contains, and our above-referenced conference call and webcast will contain, statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding, and guidance with respect to, our strategy, our future financial and operational performance, future economic and market conditions, our strategic initiatives, including anticipated benefits and integration of an acquisition, our restructuring plan, including expected associated timing, benefits, and costs, our ability to retain and attract customers and product partners, potential losses related to any commercial disputes, our development or delivery of new or enhanced solutions and anticipated results of those solutions for our customers, our ability to effectively implement, integrate, and service our customers, our market size and growth opportunities, our competitive positioning, projected costs, technological capabilities and plans, and objectives of management. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to our business and industry, as well as those set forth in Item 1A. Risk Factors, or elsewhere, in our Annual Report on Form 10-K for the most recently ended fiscal year, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such

Form 10-K, and our other SEC filings. These forward-looking statements are based on reasonable assumptions as of the date hereof. The plans, intentions, or expectations disclosed in our forward-looking statements may not be achieved, and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	As of
	June 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$108,872	$55,780
Accounts receivable, net	35,104	32,905
Prepaid expenses and other current assets	11,313	9,447
Escrow deposit	—	30,000
Total current assets	155,289	128,132
Property and equipment, net	3,491	4,245
Right of use assets	1,671	2,185
Intangible assets, net	274,208	297,475
Deferred tax assets, net	17,886	13,939
Goodwill	608,576	608,657
Other assets	5,003	4,524
Total assets	$1,066,124	$1,059,157

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,149	$1,249
Accrued liabilities	30,783	32,500
Deferred revenue	26,302	16,945
Current portion of long-term debt, net of debt issuance costs	3,545	3,505
Total current liabilities	64,779	54,199
Long-term debt, net of debt issuance costs	421,808	423,404
Long-term deferred revenue	841	1,141
Other long-term liabilities	845	1,322
Total liabilities	488,273	480,066
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value; 50,000,000 shares authorized; zero shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value; 600,000,000 shares authorized, 81,167,660 and 80,644,452 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	132	128
Additional paid-in capital	636,193	621,396
Accumulated deficit	(58,474)	(42,433)
Total stockholders’ equity	577,851	579,091
Total liabilities and stockholders’ equity	$1,066,124	$1,059,157

Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues, net	$75,415	$72,987	$152,550	$145,741
Cost of revenues:
Subscription and services	23,984	23,376	47,485	44,480
Amortization of developed technology	4,510	3,850	8,964	7,284
Total cost of revenues	28,494	27,226	56,449	51,764
Gross profit	46,921	45,761	96,101	93,977
Operating expenses:
General and administrative	24,409	20,806	46,964	38,993
Research and development	11,754	10,487	25,566	18,896
Sales and marketing	8,558	5,465	16,771	10,208
Acquisition related costs	—	103	—	2,386
Restructuring related costs	717	—	3,621	—
Total operating expenses	45,438	36,861	92,922	70,483
Operating income	1,483	8,900	3,179	23,494
Other (income) expense, net:
Other income	(784)	(216)	(1,254)	(379)
Interest expense, net	9,316	5,436	18,347	9,794
Total other expense, net	8,532	5,220	17,093	9,415
(Loss) income before (benefit from) provision for income taxes	(7,049)	3,680	(13,914)	14,079

(Benefit from) provision for income taxes	(1,819)	1,508	(3,018)	4,428
Net (loss) income	$(5,230)	$2,172	$(10,896)	$9,651

Net (loss) income per share:
Basic	$(0.06)	$0.03	$(0.13)	$0.12
Diluted	$(0.06)	$0.03	$(0.13)	$0.12
Weighted average common stock outstanding:
Basic	80,911,113	80,418,520	80,786,427	80,197,832
Diluted	80,911,113	82,223,181	80,786,427	82,251,322

Net Revenues by Major Source
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Subscription fees	$63,770	$63,529	$130,175	$126,998
Professional services	9,002	6,665	17,437	13,777
Other	2,643	2,793	4,938	4,966
Total	$75,415	$72,987	$152,550	$145,741

Net Revenues by Solution Type
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Lending software solutions	$55,778	$51,668	$113,779	$100,835
Data verification software solutions	19,637	21,319	38,771	44,906
Total (1)	$75,415	$72,987	$152,550	$145,741
% Growth attributable to:
Lending software solutions	6%		9%
Data verification software	(3)%		(4)%
Total % growth	3%		5%

(1) % Revenue related to mortgage loan market:
Lending software solutions	13%	7%	12%	7%
Data verification software	61%	64%	61%	67%
Total % revenue related to mortgage loan market	26%	24%	25%	26%

Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(10,896)	$9,651
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	28,955	26,376
Provision for expected credit losses	441	—
Amortization of debt issuance costs	669	1,429
Share-based compensation expense	13,893	9,247
Loss on disposal of fixed assets	—	135
Deferred income taxes	(4,192)	4,025
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,640)	(8,806)
Prepaid expenses and other assets	(2,395)	661
Accounts payable	2,955	(1,059)
Accrued liabilities	(1,663)	(2,065)
Deferred revenue	9,058	8,076
Net cash provided by operating activities	34,185	47,670
Cash flows from investing activities:
Acquisition, net of cash acquired – Beanstalk Networks L.L.C.	326	—
Acquisition, net of cash and restricted cash acquired – StreetShares, Inc.	—	(23,059)
Return (payment) of escrow deposit	30,000	(30,000)
Capitalized software additions	(4,562)	(4,079)
Purchases of property and equipment	(305)	(480)
Net cash provided by (used in) investing activities	25,459	(57,618)
Cash flows from financing activities:
Repurchases of common stock	(5,145)	(193)
Proceeds from exercise of stock options	1,025	186
Proceeds from employee stock purchase plan	793	922
Taxes paid related to net share settlement of RSUs	(1,050)	—
Principal payments of long-term debt	(2,175)	(1,088)
Payment of Regulation A+ investor note	—	(3,265)
Net cash used in financing activities	(6,552)	(3,438)
Net increase (decrease) in cash and cash equivalents	53,092	(13,386)
Cash and cash equivalents, beginning of period	55,780	113,645
Cash and cash equivalents, end of period	$108,872	$100,259

Supplemental disclosures of cash flow information:
Cash paid for interest	$17,955	$8,337
Cash paid for income taxes	2,577	762
Non-cash investing and financing activities:
Share-based compensation expense capitalized to software additions	$136	$188
Purchase price allocation adjustment related to income tax effects for StreetShares acquisition	245	—
Vesting of RSAs and RSUs	5	38
Purchases of property and equipment included in accounts payable and accrued expenses	3	93
Regulation A+ investor note assumed in business combination	—	3,265
Initial recognition of operating lease liability	—	3,372
Initial recognition of operating lease right-of-use asset	—	2,627

Reconciliation from GAAP to Non-GAAP Results
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Operating income	$1,483	$8,900	$3,179	$23,494
Add: Share-based compensation expense	9,367	5,439	14,556	9,247
Add: Employer payroll taxes on employee stock transactions	322	3	448	148
Add: Restructuring related costs	717	—	3,621	—
Add: Sponsor and third-party acquisition related costs	—	99	—	2,386
Non-GAAP operating income	$11,889	$14,441	$21,804	$35,275
Operating margin	2%	12%	2%	16%
Non-GAAP operating margin	16%	20%	14%	24%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net (loss) income	$(5,230)	$2,172	$(10,896)	$9,651
Add: Share-based compensation expense	9,367	5,439	14,556	9,247
Add: Employer payroll taxes on employee stock transactions	322	3	448	148
Add: Restructuring related costs	717	—	3,621	—
Add: Sponsor and third-party acquisition related costs	—	99	—	2,386
Add: Income tax effect on non-GAAP items	(2,497)	(1,330)	(4,470)	(2,827)
Non-GAAP net income	$2,679	$6,383	$3,259	$18,605
Non-GAAP basic net income per share	$0.03	$0.08	$0.04	$0.23
Non-GAAP diluted net income per share	0.03	0.08	0.04	0.23
Weighted average shares used to compute Non-GAAP basic net income per share	80,911,113	80,418,520	80,786,427	80,197,832
Weighted average shares used to compute Non-GAAP diluted net income per share	83,487,132	82,223,181	82,994,599	82,251,322
Net (loss) income margin	(7)%	3%	(7)%	7%
Non-GAAP net income margin	4%	9%	2%	13%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net (loss) income	$(5,230)	$2,172	$(10,896)	$9,651
Interest expense	9,316	5,436	18,347	9,794
Taxes	(1,819)	1,508	(3,018)	4,428
Depreciation and amortization	14,424	13,472	28,955	26,376
Share-based compensation expense	9,367	5,439	14,556	9,247
Employer payroll taxes on employee stock transactions	322	3	448	148
Restructuring related costs	717	—	3,621	—
Sponsor and third-party acquisition related costs	—	99	—	2,386
Deferred revenue reduction from purchase accounting for acquisitions prior to 2022	19	55	39	119
Adjusted EBITDA	$27,116	$28,184	$52,052	$62,149
Net (loss) income margin	(7)%	3%	(7)%	7%
Adjusted EBITDA margin	36%	39%	34%	43%

Reconciliation from GAAP to Non-GAAP Results
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$28,494	$27,226	$56,449	$51,764
Less: Share-based compensation expense	1,157	1,251	2,009	2,215
Less: Employer payroll taxes on employee stock transactions	88	—	109	54
Less: Amortization of developed technology	4,510	3,850	8,964	7,284
Non-GAAP cost of revenue	$22,739	$22,125	$45,367	$42,211
Cost of revenue as a % of revenue	38%	37%	37%	36%
Non-GAAP cost of revenue as a % of revenue	30%	30%	30%	29%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
General and administrative	$24,409	$20,806	$46,964	$38,993
Less: Share-based compensation expense	5,231	2,396	7,494	3,777
Less: Employer payroll taxes on employee stock transactions	107	—	158	33
Less: Depreciation expense	495	580	990	1,141
Less: Amortization of intangibles	9,419	9,042	19,001	17,951
Non-GAAP general & administrative	$9,157	$8,788	$19,321	$16,091
General and administrative as a % of revenue	32%	29%	31%	27%
Non-GAAP general and administrative as a % of revenue	12%	12%	13%	11%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Research and development	$11,754	$10,487	$25,566	$18,896
Less: Share-based compensation expense	1,875	1,288	3,658	2,365
Less: Employer payroll taxes on employee stock transactions	97	1	125	40
Non-GAAP research and development	$9,782	$9,198	$21,783	$16,491
Research and development as a % of revenue	16%	14%	17%	13%
Non-GAAP research and development as a % of revenue	13%	13%	14%	11%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sales and marketing	$8,558	$5,465	$16,771	$10,208
Less: Share-based compensation expense	1,104	504	1,395	890
Less: Employer payroll taxes on employee stock transactions	30	2	56	21
Non-GAAP sales and marketing	$7,424	$4,959	$15,320	$9,297
Sales and marketing as a % of revenue	11%	7%	11%	7%
Non-GAAP sales and marketing as a % of revenue	10%	7%	10%	6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$6,104	$12,807	$34,185	$47,670
Less: Capitalized software	2,638	2,557	4,562	4,079
Less: Capital expenditures	171	61	305	480
Free cash flow	$3,295	$10,189	$29,318	$43,111